UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, at CSX Corporation’s (the “Company”) annual meeting of shareholders, held on June 5, 2017, the Company’s shareholders overwhelmingly approved, on an advisory basis, the Company undertaking certain reimbursement arrangements (as described below) with MR Argent Advisor LLC (“Mantle Ridge”) and E. Hunter Harrison, the Company’s President and Chief Executive Officer.

After considering the shareholders’ advisory vote and following further discussions, the Board of Directors authorized the execution of a letter agreement (the “Reimbursement Letter”) with Mr. Harrison, which was executed by the Company and Mr. Harrison on June 16, 2017. Pursuant to the Reimbursement Letter, the Company:

(1)	acknowledged its reimbursement payment to Mantle Ridge of $55 million concurrently with the execution of the Reimbursement Letter for funds previously paid to Mr. Harrison by Mantle Ridge;

(2)	assumed Mantle Ridge’s obligation to pay Mr. Harrison a lump sum cash amount of $29 million in respect of other forfeited compensation from Canadian Pacific Railway Limited (“CP”) prior to March 15, 2018, subject to applicable deductions and withholdings; and

(3)	assumed Mantle Ridge’s tax indemnification obligations to Mr. Harrison, which enable him to remain in the same after-tax position as if he had not forfeited such compensation and benefits earned from CP and had not been reimbursed for them.

The foregoing description of the Reimbursement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Reimbursement Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In making this decision, the Board of Directors considered many factors, including, without limitation, (i) Mr. Harrison’s prior accomplishments and past experiences generating sustainable value and ensuring effective successions at CP and Canadian National Railway; (ii) the views of the Company’s shareholders expressed through the advisory vote and in the period leading up to the advisory vote; (iii) the risks associated with Mr. Harrison’s age and physical health; and (iv) the operating improvements undertaken by the Company since Mr. Harrison’s appointment as Chief Executive Officer and the implementation of his business strategies, including Precision Scheduled Railroading.

The pace of implementing Mr. Harrison’s business strategies, including Precision Scheduled Railroading, depends on numerous factors, including his continued availability and service. Continued availability and service can never be guaranteed for any individual and is a particular risk in the case of Mr. Harrison, who is 72 years old and has experienced medical issues at various times, including a respiratory condition that requires him to use supplemental oxygen. An extended or permanent loss of the services of Mr. Harrison, due to death, disability or any other reason, could adversely disrupt the pace of implementing the company’s Precision Scheduled Railroading, or otherwise adversely affect the Company or the market price of the Company’s securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Reimbursement Letter, dated as of June 16, 2017, between CSX Corporation and E. Hunter Harrison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President – Law and Public Affairs, General Counsel and Corporate Secretary

DATE: June 16, 2017

Exhibit Index

Exhibit Number	Title

10.1	Reimbursement Letter, dated as of June 16, 2017, between CSX Corporation and E. Hunter Harrison.